Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION AND NEW FINANCING TRANSACTIONS

RED BANK, N.J., July 29, 2016 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its 8.625% Senior Notes due 2017 (the “Notes”) on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated July 29, 2016 (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and collectively with the Statement, the “Tender Offer Documents”). Concurrently with the Tender Offer, and on the terms and subject to the conditions set forth in the Statement, K. Hovnanian is soliciting consents (the “Consent Solicitation”) of holders of the Notes to proposed amendments to the indenture governing the Notes (the “Notes Indenture”), providing for the elimination of most of the restrictive covenants and certain events of default contained therein. Holders that tender Notes must also consent to such proposed amendments to the Notes Indenture in order to tender their Notes.

The Tender Offer will expire at 8:30 a.m., New York City time, on September 7, 2016, unless extended or earlier terminated (the “Expiration Time”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on August 11, 2016, unless extended or earlier terminated (the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Payment (as defined below). Notes tendered may be withdrawn at any time at or before 5:00 p.m., New York City time on August 11, 2016 unless extended (the “Withdrawal Deadline”), but not thereafter, unless required by applicable law.

The total consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn at or before the Early Tender Deadline and purchased pursuant to the Tender Offer will be $1,010.00 (the “Total Consideration”). The Total Consideration includes a payment of $30.00 per $1,000 principal amount of Notes (the “Early Tender Payment”) payable only in respect of Notes tendered with consents at or before the Early Tender Deadline. Holders validly tendering Notes after the Early Tender Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $980.00 per $1,000 principal amount of Notes (the “Tender Offer Consideration”), namely an amount equal to the Total Consideration less the Early Tender Payment. In addition to the Total Consideration or Tender Offer Consideration, as applicable, all holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest in respect of their purchased Notes from the most recent interest payment date to, but not including, the payment date for Notes purchased in the Tender Offer.

Subject to the terms and conditions of the Tender Offer being satisfied or waived (if applicable), K. Hovnanian will, after the Expiration Time (the “Acceptance Date”), accept for purchase all Notes validly tendered at or prior to the Expiration Time (and not validly withdrawn before the Withdrawal Deadline). K. Hovnanian will pay the Total Consideration or Tender Offer Consideration, as the case may be, for, and accrued and unpaid interest on, the Notes accepted for purchase at the Acceptance Date on a date that is on or promptly following the Acceptance Date.

K. Hovnanian’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon the satisfaction or, if applicable, waiver of certain conditions, which are more fully described in the Tender Offer Documents, including, among others, K. Hovnanian’s receipt (1) of consents of holders of at least a majority in principal amount of the outstanding Notes to the proposed amendments to the Notes Indenture, (2) of Notes tenders in the Tender Offer in an amount equal to at least 90% of the aggregate outstanding principal amount of the outstanding Notes as of the date of the Statement and (3) of aggregate net cash proceeds from certain privately placed financings described below to fund the aggregate Total Consideration plus accrued and unpaid interest in respect of all Notes.

Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as dealer managers for the Tender Offer and the solicitation agents for the Consent Solicitation. Global Bondholder Services Corporation is serving as the depositary and the information agent for the Tender Offer and Consent Solicitation. Any question regarding procedures for tendering Notes may be directed to Global Bondholder Services by phone at 866-470-4300 (toll free) or 212-430-3774. Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Credit Suisse Securities (USA) LLC by phone toll free at 800-820-1653 or collect at 212-325-2476 and Merrill Lynch, Pierce, Fenner & Smith Incorporated by phone toll free at 888-292-0070 or collect at 646-855-2464.

Concurrently with the Tender Offer and Consent Solicitation, the Company and K. Hovnanian are entering into financing commitments with affiliates of a certain investment manager (collectively, the “Investor”) pursuant to which the Investor will fund a $75.0 million senior secured term loan facility (the “Term Loan Facility”) with a scheduled maturity in August 2019 and bearing interest at a rate equal to LIBOR plus an applicable margin of 7.00% or, at K. Hovnanian’s option, a base rate plus an applicable margin of 6.00% and $75.0 million aggregate principal amount of 10.00% senior secured second lien notes due October 2018 (the “Second Lien Notes”) and the Investor will exchange $75.0 million aggregate principal amount of its existing 9.125% senior secured second lien notes due November 2020 for $75.0 million of K. Hovnanian’s newly issued 9.50% senior secured first priority notes due November 2020 (the “Exchange Notes”).

All of K. Hovnanian’s obligations under the Term Loan Facility and the Second Lien Notes will be guaranteed by the Company and substantially all of its subsidiaries, other than its home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and its foreign subsidiary. The Term Loan Facility and the guarantees thereof will be secured on a first lien super priority basis in relation to K. Hovnanian’s existing 7.25% senior secured first lien notes due October 2020, and the Second Lien Notes and the guarantees thereof will be secured on a pari passu second lien basis with K. Hovnanian’s existing 9.125% senior secured second lien notes due November 2020, by substantially all of the assets owned by K. Hovnanian and the guarantors, in each case subject to permitted liens and certain exceptions.

The Exchange Notes will be guaranteed by the Company and all of its subsidiaries that will guarantee the Term Loan Facility and the Second Lien Notes as well as K. Hovnanian JV Holdings, L.L.C. and its subsidiaries, except for certain joint ventures and joint venture holding companies (the “Secured Group”). The Exchange Notes will be secured on a pari passu first lien basis with K. Hovnanian’s 2.0% senior secured first lien notes due November 2021 and 5.0% senior secured first lien notes due November 2021, by substantially all of the assets of the members of the Secured Group, subject to permitted liens and certain exceptions.

The closing of the financings is subject to certain terms and conditions, including requiring K. Hovnanian to use the net cash proceeds from the financings in excess of the aggregate amount of funds needed to consummate the Tender Offer and Consent Solicitation to repurchase or otherwise retire, discharge or defease K. Hovnanian’s debt securities with maturities in 2017 or, as agreed between the Investor and K. Hovnanian, its other indebtedness. The closing of the financings is expected to occur on the date of closing of the Tender Offer and Consent Solicitation.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Notes or any other securities of the Company, including the securities to be issued in the new financings. This press release also is not a solicitation of consents to the proposed amendments to the Notes Indenture. The Tender Offer and Consent Solicitation are being made solely on the terms and subject to the conditions set forth in the Tender Offer Documents and the information in this press release is qualified by reference to such Tender Offer Documents.

The Second Lien Notes and the Exchange Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Second Lien Notes and the Exchange Notes may not be offered or sold within the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Second Lien Notes, the Exchange Notes or any other securities of K. Hovnanian or the Company.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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